Exhibit 10.55

                                                             Execution Copy

                                AGREEMENT

     AGREEMENT, dated as of April 27, 1998, between SEER TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and WELSH, CARSON, ANDERSON & STOWE VI L.P., a Delaware limited partnership (the "Guarantor").

     WHEREAS, the Guarantor is the owner of a majority of the outstanding Common Stock, $.01 par value ("Common Stock"), of the Company; and

     WHEREAS, the Company and the Guarantor have determined that it is critical to the financial condition of the Company that the Company amend the Credit Agreement dated as of August 8, 1996 (the "Credit Agreement") with NationsBank, N.A., a national banking association (the "Bank"), to increase the maximum principal amount that may be borrowed under the credit facility from $12,500,000 to $17,000,000 (such increased amount being referred to herein as the "Increased Amount"); and

     WHEREAS, the Bank is unwilling to amend the Credit Agreement to provide for the Increased Amount unless such amount is guaranteed by the Guarantor; and

     WHEREAS, in order to protect and enhance its existing substantial equity investment in the Company and to ensure the Company's ongoing financial viability, the Guarantor has agreed to make an additional equity investment in the Company, pursuant to the Preferred Stock Purchase Agreement, dated on or about the date hereof, among the Company, the Guarantor and the several other purchasers listed on Schedule I thereto (the "Purchase Agreement"), and is willing to assume additional financial risk in its role as stockholder by giving certain guaranties with respect to the loans to be made by the Bank to the Company with respect to the Increased Amount and certain obligations and liabilities (the "Hedge Amount") of the Company to the Bank pursuant to "Hedge" Agreements; and

     WHEREAS, in recognition of the additional financial risk that the Guarantor is assuming in its capacity as stockholder by making such guaranty (and not as compensation or a payment for any services or otherwise in connection with the pursuit of a trade or business), the Company is willing to issue to the Guarantor shares of its Common Stock;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereby agree as follows:


                                       I.

                             ISSUANCE OF COMMON STOCK

     SECTION 1.01 Issuance of Common Stock. Upon the execution and delivery by the Guarantor of the Amended and Restated Guaranty made by the Guarantors in favor of the Bank pursuant to which the Guarantor guarantees the Increased Amount and the Hedge Amount (the "Guaranty"), the Company agrees to issue to the Guarantor 30,000 shares of Common Stock (the "Shares") and to issue and deliver to the Guarantor stock certificates in definitive form, registered in the name of the Guarantor, representing the Shares.

     SECTION 1.02 Tax and Accounting Treatment. The Company and the Guarantor agree that for federal, state and local income tax, as well as for financial accounting, purposes the execution and delivery of the Guaranty and the issuance of the Shares by the Company to the Guarantor is a capital transaction and is not compensation or a payment for any services or otherwise in connection with the pursuit of a trade or business, and each hereby agrees to treat the issuance of the Shares in such manner for all such purposes, all to the maximum extent permitted by applicable law.


                                       II.

                    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Guarantor as follows:

     SECTION 2.01 Organization. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to do business as a foreign corporation and is in good standing in each of the jurisdictions in which it owns or leases any real property or in which the nature of business transacted by it makes such licensing or qualification necessary and where the failure to be so licensed or qualified would have a material adverse affect on the business, operations or financial condition of the Company. The Company has the corporate power and authority to own and hold its properties and to carry on its business as currently conducted, to execute, deliver and perform this Agreement and to issue, sell and deliver the Shares.

     SECTION 2.02  Authorization of Agreement, Etc.   (a)  The execution,
delivery and performance by the Company of this Agreement and the issuance, sale and delivery of the Shares, have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Restated Certificate of Incorporation or By-laws of the Company, or any provision of any indenture, agreement or other instrument by which the Company or any of its subsidiaries or any of their respective properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or incumbrance of any nature upon any of the properties or assets of the Company or any of its subsidiaries.

     (b)	The Shares have been duly authorized and when issued in accordance with the terms of this Agreement will be validly issued and outstanding, fully paid and nonassessable shares of Common Stock. The issuance and delivery of the Shares are not subject to any preemptive rights of stockholders of the Company or to any right of first refusal or other similar right in favor of any person.

     SECTION 2.03 Validity. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obliga-tion of the Company, enforceable in accordance with its terms.

     SECTION 2.04	Authorized Capital Stock.  (a) The authorized capital stock
of the Company consists of 30,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, par value $.01 per share, of which 2,094,143 shares are designated Series A Convertible Preferred Stock ("Series A Preferred
Stock") and a certain number of shares as determined pursuant to the Preferred
Stock Purchase Agreement, dated as of April 27, 1998, among the Company, the
Guarantor and the several other purchasers listed therein will be designated
Series B Convertible Preferred Stock.  As of the date hereof, immediately prior to giving effect to the issuance of the Shares as contemplated hereby,
11,944,689 shares of Common Stock and 2,094,143 shares of Series A Preferred
Stock are validly issued and outstanding, fully paid and nonassessable.

     (b) Except as set forth in the Company's Form 10-K for the 1997 fiscal year or the Company's Form 10-Q for the first quarter ended December 31, 1997, referred to in Section 2.06 of the Purchase Agreement, (i) no subscription, warrant, option, convertible security or other right (contingent or other) to purchase or acquire any shares of any class of capital stock of the Company is authorized or outstanding, (ii) there is not any commitment of the Company to issue any shares, warrants, options or other such rights or to distribute to holders of any class of its capital stock any evidences of indebtedness or assets, and (iii) the Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.


                                      III.

                 REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR

     The Guarantor represents and warrants to the Company that it is acquiring the Shares, for its own account for purposes of investment and not with a view to or for sale in connection with any distribution thereof. The Guarantor further represents that it understands (i) that the Shares have not been registered under the Securities Act by reason of their issuance in transac-tions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof, (ii) the Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is otherwise exempt from such registration, (iii) the Shares will bear a legend to such effect and (iv) the Company will make a notation on its transfer books to such effect. The Guarantor further understands that the exemption from registration afforded by Rule 144 under the Securities Act depends on the satisfaction of various conditions and that, if applicable, affords the basis of sales of the Shares in limited amounts under certain conditions. The Guarantor acknowledges that it has had a full opportunity to request from the Company to review and has received all information deemed relevant in making a decision to enter into this Agreement and consummate the transactions contemplated hereby. The Guarantor is an "Accredited Investor" within the meaning of Rule 501(a) of the Securities Act.


                                       IV.

                            AGREEMENTS OF THE COMPANY

     The Company covenants and agrees that any right to payment received by the Guarantor in respect of the loans made under the Credit Agreement and its guaranty thereof, whether by way of purchase, subrogation or otherwise, and regardless whether and to what extent the same shall be subordinated to other indebtedness to the Bank or shall have been waived pending certain events, may be applied, both as to principal and accrued and unpaid interest, dollar for dollar, by the Guarantor, as the purchase price of any equity securities offered by the Company to investors for cash. In addition, in the event that the Company shall be unable to make a payment under the Credit Agreement, the Guarantor shall have the right (but not the obligation) (i) to purchase additional equity securities of the Company and (ii) to require the Company to use the net proceeds of such purchase to make such payment of its obligations under the Credit Agreement. The equity securities so purchased shall be issued at fair value, based upon current market conditions for the issuance of equity securities. The Company shall use its best efforts to provide the Guarantor with sufficient notice in advance of a payment default under the Credit Agreement to enable the Guarantor to exercise its rights under this
Article IV.


                                      V.

                                MISCELLANEOUS

     SECTION 5.01 Expenses. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated.

     SECTION 5.02 Survival of Agreements. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the issuance, sale and delivery of the Shares.

     SECTION 5.03	Parties in Interest.  All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

     SECTION 5.04 Notices. All notices, requests, consent and other communications hereunder shall be in writing and shall be mailed by first class registered mail, postage prepaid, or sent by a recognized courier service addressed as follows:

             If to the Company to it at:

                  8000 Regency Parkway
                  Cary, North Carolina  27511
                  Attention:  President


             If to the Guarantor to it at:

                  320 Park Avenue
                  Suite 2500
                  New York, New York  10022-9500
                  Attention:  Robert A. Minicucci


or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the other.

     SECTION 5.05 Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 5.06 Entire Agreement. This Agreement constitutes the entire Agreement of the parties with respect to the subject matter hereof and may not be modified or amended except in writing.

     SECTION 5.07 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one in and the same instrument.

     IN WITNESS WHEREOF, the Company and the Guarantor have executed this Agreement as of the day and year first above written.


                                      SEER TECHNOLOGIES, INC.

                                      By /s/ Steven Dmiszewicki
                                      Name:  Steven Dmiszewicki
                                      Title: Co-President and CFO


                                      WELSH, CARSON, ANDERSON &
                                          STOWE VI, L.P.
                                      By WCAS VI Partners, L.P., General
                                          Partner

                                      By /s/ Laura VanBuren
                                             General Partner